As filed with the Securities and Exchange Commission on September 3, 1996
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                            NABORS INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)


                Delaware                                  13-2615287
      (State or other jurisdiction                      (I.R.S. Employer
           of incorporation)                           Identification No.)


           515 West Greens Road, Suite 1200, Houston, Texas  77067
                               (713) 874-0035
                 (Address, including zip code, and telephone
                number, including area code, of Registrant's
                        principal executive offices)

                           NABORS INDUSTRIES, INC.
                     1994 EXECUTIVE OFFICERS STOCK PLAN
                          1996 EMPLOYEE STOCK PLAN
                          (Full title of the Plans)

                           Michael W. Dundy, Esq.
         Vice President and General Counsel Nabors Industries, Inc.
                      515 West Greens Road, Suite 1200
                            Houston, Texas 77067
                               (713) 874-0035
              (Name, address, including zip code, and telephone
             number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                           Proposed         Proposed
                                           Maximum          Maximum
Title of                  Amount           Offering         Aggregate            Amount of
Securities to             to be            Price            Offering             Registration
be Registered             Registered(1)    Per Share        Price                Fee
- ------------------------------------------------------------------------------------------------------------------------------------
Common Stock              3,600,000          6.375(2)       $ 22,950,000(2)      $  7,913.79(2)
par value
$.10 per share

Common Stock                659,500         10.375(2)       $  6,842,313(2)      $  2,359.42(2)
par value,
$.10 per share


Common Stock              5,340,500         14.500(3)       $ 77,437,250(3)      $ 26,702.50(3)
par value,
$.10 per share
====================================================================================================================================

(1) Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement also covers such additional number of shares of Common Stock as may be issuable by reason of the operation of the anti-dilution provisions of the options granted under the 1994 Executive Officers Stock Plan and the 1996 Employee Stock Plan.

(2) The maximum offering price per share used to calculate the registration fee with respect to shares of Common Stock issuable upon the exercise of outstanding options was determined pursuant to Rule 457 under the Securities Act of 1993 using the price at which such options may be exercised.

(3) The maximum offering price per share used to calculate the registration fee with respect to shares of Common Stock issuable upon the exercise of outstanding options was determined pursuant to Rule 457 under the Securities Act of 1993 using the average of the daily high and low price of the Common Stock on the American Stock Exchange on August 27, 1996.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended, the documents containing the information specified in Part I of Form S-8 will be sent or given to each participant in the Nabors Industries, Inc. 1994 Executive Officers Stock Plan and the 1996 Employee Stock Plan (collectively, the "Plans"). These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute the Section 10(a) Prospectus.

EXPLANATORY NOTE


The Prospectus filed as a part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 and may be used for reofferings and resales of shares of common stock of Nabors Industries, Inc. acquired by the persons named therein pursuant to the Plans.

                                   PROSPECTUS
                             UP TO 3,600,000 SHARES
                                  COMMON STOCK
                           PAR VALUE, $.10 PER SHARE
                                       OF
                            NABORS INDUSTRIES, INC.


This Prospectus relates to an aggregate of up to 3,600,000 shares of common stock, par value $.10 per share (the "Common Stock"), of Nabors Industries, Inc., a Delaware corporation (the "Company"), which shares of Common Stock are held by certain persons who may be deemed to be "affiliates" of the Company as defined by Rule 405(a) of Regulation C of the Securities and Exchange Commission (the "Commission"), and which shares of Common Stock may be offered from time to time by the selling stockholders named herein (the "Selling Stockholders"). See "Selling Stockholders." Shares of Common Stock offered hereby were acquired by the Selling Stockholders pursuant to the Company's 1994 Executive Officers Stock Plan. Sales to be made pursuant to this Prospectus are to be made through ordinary brokerage transactions on the American Stock Exchange or any other national securities exchange on which the shares of Common Stock trade, at the price then available at the time of sale. However, the Selling Stockholders may elect to offer or sell shares of Common Stock pursuant to any of the methods listed herein. In the event that the Selling Stockholders elect to sell the shares of Common Stock in a manner other than ordinary brokerage transactions, and to the extent required by law, the Company will amend or supplement this Prospectus to provide the details of the offering. See "Plan of Distribution." This Prospectus also relates to such additional shares of Common Stock as may be issued to the Selling Stockholders as a result of future stock adjustments, in respect of the shares of Common Stock covered hereby.

The Selling Stockholders and any broker or dealer executing sale orders on behalf of the Selling Stockholders may be deemed to be "underwriters," as that term is construed within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event commissions received by such broker or dealer may be deemed to be underwriting commissions under the Securities Act.

The Company will not receive any part of the proceeds from sales made hereunder. Each Selling Stockholder will bear all expenses with respect to the offering of Common Stock by him, except the costs associated with registering the shares of Common Stock under the Securities Act and of preparing and printing this Prospectus, which shall be borne by the Company.

The Common Stock trades on the American Stock Exchange, and on August 29, 1996, the last practicable date preceding the date of this Prospectus, the closing price of the Common Stock on such exchange was $15.00.

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
             BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS AUGUST 30, 1996

                             AVAILABLE INFORMATION

         The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Copies of such material may be obtained from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, such reports, proxy statements and other information can be inspected and copied at the Commission's facilities referred to above and at the public reference facilities at the Regional Offices of the Commission located at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. The Common Stock trades on the American Stock Exchange, and the reports, proxy statements and other information may also be inspected and copied at the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

         The Company contemporaneously herewith is filing a registration statement on Form S-3 (herein, collectively, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement including the exhibits filed as a part thereof and otherwise incorporated therein.

         Statements contained in this Prospectus or in any document incorporated by reference in this Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                      INCORPORATION OF CERTAIN DOCUMENTS

         The following documents filed with the Commission incorporated in this Prospectus by reference:

         (A) The Company's Annual Report filed on Form 10-K for the fiscal year ended September 30, 1995;

         (B) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1995, March 31, 1996 and June 30, 1996; and

         (C) The description of the Common Stock contained in the Registration Statement on Form 8-A, File No. 1-9245, filed with the Commission on August 22, 1986 as amended by Amendment No. 1 thereto dated May 20,

                 1992 and any subsequent amendment thereto filed for the purpose of updating the description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of shares of Common Stock hereunder shall be deemed incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference in this Prospectus modifies or supersedes such statement.

         The Company undertakes to provide without charge to each person to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in the Registration Statement filed with the Commission (of which this Prospectus is a part) from a document or part thereof not delivered with the Prospectus, but not including exhibits to the document unless such exhibits are specifically incorporated by reference. Requests for such information should be directed to Nabors Industries, Inc., at the Company's executive offices located at 515 West Greens Road, Suite 1200, Houston, Texas 77067 (telephone number (713) 874-0035), Attention: Secretary.


NO PERSON HAS BEEN AUTHORIZED BY THE COMPANY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS. ANY INFORMATION OR REPRESENTATION GIVEN WHICH IS NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN CONTAINED IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                USE OF PROCEEDS

         All of the Shares offered hereby are being offered by the Selling Stockholders. The Company will receive no part of the proceeds of any sales made hereunder.


                              SELLING STOCKHOLDERS

         The shares offered hereby are shares of Common Stock which have been acquired pursuant to Company Stock Option Plans. The following table sets forth certain information with respect to the Selling Stockholders who may be selling shares of Common Stock pursuant to this Prospectus.
Shares Owned After Offering (2)

                                                       Total Shares      Shares to     Total
                          Relationship With             Owned as of       Vest in      Shares
  Name and Address(1)        the Company               July 31, 1996    the Future    Offered         Number       Percent
  ----------------           -----------               -------------    ----------    --------        ------       -------
 Eugene M. Isenberg     Chairman of the Board,         7,259,349 (3)        0         1,800,000      5,459,349      6.29
                        Chief Executive Officer


 Anthony G. Petrello    Director, President,           3,128,000 (4)        0         1,600,000      1,528,000      1.76
                        Chief Operating Officer

 Richard M. Stratton    Vice Chairman of the             973,746 (5)        0           200,000        773,746        *
                        Board

 *       Denotes less than 1%.

(1) The address for the above individual is 515 West Greens Road, Suite 1200, Houston, Texas 77067.

(2) Based solely on 86,793,238 shares of Common Stock issued and outstanding as of July 31, 1996.

(3) The shares listed for Mr. Isenberg include 5,366,000 shares which may be acquired pursuant to the exercise of options within 60 days of July 31, 1996. Not included in the table are 372,596 shares owned directly or held in trust by members of Mr. Isenberg's family of which Mr. Isenberg disclaims beneficial ownership.

(4) The Shares listed for Mr. Petrello include 2,978,000 shares which may be acquired pursuant to the exercise of options within 60 days of July 31, 1996.

(5) The shares listed for Mr. Stratton include 950,000 shares which may be acquired pursuant to the exercise of options or vesting of shares within 60 days of July 31, 1996.

                              PLAN OF DISTRIBUTION

         The Common Stock offered hereby is to be sold from time to time, in one or more transactions, in whole or in part, in ordinary brokerage transactions on the American Stock Exchange or other national securities exchange on which shares of Common Stock trade or may trade in the future, at the price then prevailing at the time of sale. The commissions payable as a result of such sales will be the regular commissions of brokers for effecting such sales. Alternatively, the Selling Stockholders may elect from time to time to offer their shares in (i) privately negotiated transactions directly with purchasers or (ii) through underwriters, dealers or agents who may receive compensation in the form of underwriting discounts, commissions, or commissions from the Selling Stockholders and/or purchasers of the Common Stock for whom they may act as agent (collectively, the "Alternate Methods"). Unless disclosed otherwise in a Prospectus Supplement or Amendment (see below) any sale pursuant to the Alternate Method described in clause (i) of the preceding sentence will be negotiated directly between the Selling Stockholder and the purchaser, and no finders or agents will be employed nor any commissions or fees paid.

         Any offer or sale made pursuant to an Alternate Method may be made for a fixed price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Upon notice from a Selling Stockholder that he has elected to use an Alternate Method for an offer or sale, and to the extent required by the Securities Act, a Prospectus Supplement or Amendment will be distributed which will set forth the aggregate number of shares of Common Stock being offered and the terms of the offering, including the name or names of any underwriter, dealers or agents, any discounts, commissions, concessions and other items constituting compensation from the Selling Stockholders, any discounts, commissions or concessions allowed or reallowed or paid to dealers and any other material information required by the Securities Act.

         The Selling Stockholders and any underwriters, dealers or agents that participate in the distribution of the Common Stock offered hereby may be deemed to be underwriters, in which event any discounts, commissions or concessions received by any such underwriters, dealers and agents might be deemed to be underwriting discounts and commissions under the Securities Act.

         The Company has informed the Selling Stockholders that the anti-manipulative Rules 10b-2, 10b-6 and 10b-7 under the Exchange Act may apply to their sales in the market and has furnished each Selling Stockholder with a copy of these rules and has informed them of the requirement for delivery of this Prospectus in connection with any sale of Common Stock offered hereby. Each Selling Stockholder will bear all expenses with respect to the offering of Common Stock by him except the costs associated with registering his shares of Common Stock under the Securities Act and preparing and printing this Prospectus, which costs shall be borne by the Company.

         Any shares of Common Stock covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus.

                                INDEMNIFICATION

         Under Delaware law, a corporation may include provisions in its certificate of incorporation which relieves its directors of monetary liability for breach of their fiduciary duty, except under certain circumstances which include a breach of a director's duty of loyalty, acts or omissions not in good faith or involving intentional misconduct and a knowing violation of law, or any transaction from which the director derived an improper personal benefit. The Company's Restated Certificate of Incorporation, as amended, provides that the Company's directors are not liable to the Company or its stockholders for monetary damages for breach of their fiduciary duties, subject to the exceptions specified by Delaware law.

         Delaware law also provides that when an officer, director, employee or agent of a corporation is a party to, or is threatened to be made a party to, any action, the corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, if that person acted in good faith and he or she reasonably believed such actions were in, or not opposed to, the best interests of the corporation and were not unlawful.

         Delaware law also provides that a person to be indemnified has the right to be advanced any expenses incurred in his or her defense against any action prior to the final disposition thereof upon receipt by the Company of an undertaking by or on behalf of that person to repay such amount(s) if it is ultimately determined that such person is not entitled to such indemnification.

         The Company's Restated Certificate of Incorporation provides these rights to the Company's officers, directors, employees or agents. Directors and officers of the Company are also parties to employment agreements which provide for these and other indemnification rights in accordance with Delaware law. The Company has obtained an aggregate of $25,000,000 of directors and officers insurance coverage.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                           INTERESTS OF NAMED COUNSEL

         The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Michael W. Dundy, Esq., Vice President and General Counsel for the Company. As of July 31, 1996, Mr. Dundy had the right to acquire 75,000 shares of Common Stock through the exercise of options pursuant to stock option plans of the Company of which options in respect of 22,500 shares of Common Stock have not vested.


                                    EXPERTS

         The financial statements incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been so incorporated in reliance on the report of Coopers & Lybrand, L.L.P. independent accountants, and given on the authority of said firm as experts in accounting and auditing.

                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.


         The following documents of the Company filed or to be filed with the SEC are incorporated herein by reference as of their respective dates:

         (A) The Company's Annual Report filed on Form 10-K for the fiscal year ended September 30, 1995;

         (B) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1995, March 31, 1996 and June 30, 1996; and

         (C) The description of the Company's Common Stock contained in the Registration Statement on Form 8-A, File No. 1-9245, filed with the SEC on August 22, 1986 as amended by Amendment No. 1 thereto dated May 20, 1992 and any subsequent amendment thereto.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the Registration Statement relating to the Common Stock offered hereby which indicates that all such Common Stock has been sold or which deregisters all such Common Stock then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.


ITEM 5.   INTERESTS OF NAMED COUNSEL.

         The validity of the issuance of the Common Stock offered hereby will be passed upon for the Company by Michael W. Dundy, Esq., Vice President and General Counsel for the Company. As of July 31, 1996, Mr. Dundy had the right to acquire 75,000 shares of Common Stock through the exercise of options pursuant to stock option plans of the Company of which options in respect of 22,500 shares of Common Stock have not vested.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Delaware law, a corporation may include provisions in its certificate of incorporation which relieve its directors of monetary liability for breach of their fiduciary duty, except under certain circumstances which include a breach of a director's duty of loyalty, acts or omissions not in good faith or involving intentional misconduct and a knowing violation of law, or any transaction from which the director derived an improper personal benefit. The Company's Restated Certificate of Incorporation, as amended, provides that the Company's directors are not liable to the Company or its stockholders for monetary damages for breach of their fiduciary duties, subject to the exceptions specified by Delaware law.

         Delaware law also provides that when an officer, director, employee or agent of a corporation is a party to, or is threatened to be made a party to, any action, the corporation may indemnify such persons against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, if that person acted in good faith and he or she reasonably believed such actions were in or not opposed to the best interests of the corporation, and were not unlawful.

         Delaware law also provides that a person to be indemnified has the right to be advanced any expenses incurred in his or her defense against any action prior to the final disposition thereof upon receipt by the Company of an undertaking by or on behalf of that person to repay such amount(s) if it is ultimately determined that such person is not entitled to such indemnification.

         The Company's Restated Certificate of Incorporation provides these rights to the Company's officers, directors, employees or agents. Directors and officers of the Company are also parties to employment agreements which provide for these and other indemnification rights in accordance with Delaware law. The officers and directors of the Company are covered by directors and officers insurance aggregating $25,000,000.

ITEM 8.   EXHIBITS.

  The following are filed as exhibits to this Registration Statement:

 EXHIBIT
 NUMBER      DESCRIPTION
 -------     -----------
   5         Opinion of Michael W. Dundy, Esq., Vice President and General
             Counsel.

  23.1       Consent of Coopers & Lybrand L.L.P.

  23.2 Consent of Michael W. Dundy, Esq. -- contained in the opinion appearing as Exhibit 5.

  24         Power of Attorney (included in the signature page).
_____

ITEM 9.   UNDERTAKINGS.

  (a)     Rule 415 Offering

The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)     Filings incorporating Subsequent Exchange Act Documents by Reference

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)     Filing of Registration Statement on Form S-8

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto authorized, in the City of Houston, State of Texas, on August 30, 1996.



                                      NABORS INDUSTRIES, INC.



                                      By: /s/Anthony G. Petrello
                                          -------------------------------------
                                          Anthony G. Petrello
                                          President and Chief Operating Officer




                              POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Anthony G. Petrello and Michael W. Dundy, and each of them, his true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting singly unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                 Title                               Date
- ---------                                 -----                               ----
/s/Eugene M. Isenberg             Chairman and                                August 30, 1996
- ----------------------            Chief Executive Officer
Eugene M. Isenberg


/s/Anthony G. Petrello            President, Director                         August 30, 1996
- ----------------------            and Chief Operating Officer
Anthony G. Petrello


/s/Richard A. Stratton            Vice Chairman                               August 30, 1996
- ----------------------
Richard A. Stratton


/s/Gary T. Hurford                Director                                    August 30, 1996
- ----------------------
Gary T. Hurford


/s/Hans Schmidt                   Director                                    August 30, 1996
- ----------------------
Hans Schmidt


/s/Myron M. Sheinfeld             Director                                    August 30, 1996
- ----------------------
Myron M. Sheinfeld


/s/Jack Wexler                    Director                                    August 30, 1996
- ----------------------
Jack Wexler


/s/Martin J. Whitman              Director                                    August 30, 1996
- ----------------------
Martin J. Whitman


/s/Michael W. Dundy               Vice President and                          August 30, 1996
- ----------------------            General Counsel
Michael W. Dundy


/s/Bruce P. Koch                  Vice President - Finance                    August 30, 1996
- ----------------------
Bruce P. Koch


/s/Daniel McLachlin               Vice President                              August 30, 1996
- ----------------------            and Secretary
Daniel McLachlin

                                 EXHIBIT INDEX


 EXHIBIT
 NUMBER          DESCRIPTION
 ------          -----------
       5         Opinion of Michael W. Dundy, Esq., Vice President and General Counsel.
      23.1       Consent of Coopers & Lybrand L.L.P.

      23.2       Consent of Michael W. Dundy, Esq. -- contained in the opinion appearing as Exhibit 5.

      24         Power of Attorney (included in the signature page).

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